                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                               INHALE THERAPEUTIC SYSTEMS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 [INHALE LOGO]

                        INHALE THERAPEUTIC SYSTEMS, INC.
                              150 INDUSTRIAL ROAD
                              SAN CARLOS, CA 94070

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2001

                            ------------------------

TO THE STOCKHOLDERS OF INHALE THERAPEUTIC SYSTEMS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INHALE THERAPEUTIC SYSTEMS, INC., a Delaware corporation (the "Company"), will be held on Friday, June 1, 2001 at 10:00 A.M. local time at the Company's executive office located at 150 Industrial Road, San Carlos, California 94070 for the following purposes:

    (1) To elect two Directors to hold office until the 2004 Annual Meeting of Stockholders.

    (2) To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 9, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Stephen L. Hurst

                                          Stephen L. Hurst
                                          SECRETARY

San Carlos, California
April 20, 2001

--------------------------------------------------------------------------------
    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                        INHALE THERAPEUTIC SYSTEMS, INC.
                              150 INDUSTRIAL ROAD
                              SAN CARLOS, CA 94070

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 1, 2001

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Inhale Therapeutic Systems, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 1, 2001, at 10:00 A.M. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's executive office located at 150 Industrial Road, San Carlos, California 94070. The Company intends to mail this proxy statement and accompanying proxy card on or about April 20, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by Directors, officers or other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on April 9, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 9, 2001 the Company had outstanding and entitled to vote 51,495,073 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effects as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's executive office, 150 Industrial Road, San Carlos, California 94070, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934 (the "Exchange Act") is December 31, 2001. Stockholders wishing to submit proposals or Director nominations that are not to be included in such proxy statement and form of proxy must do so no earlier than the close of business on February 1, 2002, and no later than the close of business on March 3, 2002. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation, as amended, and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of Directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining Directors. A Director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of Directors in which the vacancy occurred and until such Director's successor is elected and qualified.

    The Board of Directors is presently composed of seven members. There are two Directors in the class whose term of office expires in 2001, Dr. John Patton and Mr. Irwin Lerner. Dr. Patton is currently a Director of the Company who was previously elected by the stockholders. Mr. Lerner is currently a Director of the Company who was elected by the Board of Directors in accordance with the Company's Bylaws on April 27, 1999 to serve out the remaining term of Mr. Terry
C. Opdendyk, who resigned as of April 27, 1999. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and qualified, or until such Director's earlier death, resignation or removal. All other members of the Board of Directors have been elected by the stockholders with the exception of Roy A. Whitfield. Mr. Whitfield was elected by the Board of Directors in accordance with the Company's Bylaws on August 22, 2000 to serve out the remaining term of Mark J. Gabrielson, who resigned as of August 22, 2000.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Abstentions will be counted toward the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    Set forth below is biographical information for each person nominated and each person whose term of office as a Director will continue after the Annual Meeting.

DIRECTORS WHO AT THE 2001 ANNUAL MEETING WILL BE NOMINEES FOR ELECTION FOR A
  THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

JOHN S. PATTON, PH.D.

    John S. Patton, Ph.D., age 54, a co-founder of Inhale, has served as Vice President, Research since December 1991 and as a Director since July 1990. He served as President of Inhale from its incorporation in July 1990 to December 1991. From 1985 to 1990, Dr. Patton was a Project Team Leader with Genentech, Inc., a biotechnology company, where he headed their non-invasive drug delivery activities. Dr. Patton was on the faculty of the Marine Science and Microbiology Departments at the University of Georgia from 1979 through 1985, where he was granted tenure in 1984. Dr. Patton received a BS in Zoology and Biochemistry from Pennsylvania State University, an MS from the University of Rhode Island, a Ph.D. in Biology from the University of California, San Diego and received post doctorate fellowships from Harvard Medical School and the University of Lund, Sweden, both in biomedicine. Dr. Patton is also a director of David Pharmaceuticals.

IRWIN LERNER

    Mr. Lerner, age 70, has served as a Director since April 1999. Mr. Lerner served as Chairman of the Board of Directors and of the Executive Committee of Hoffmann-La Roche Inc., a pharmaceutical and health care company, from January 1993 until his retirement in September 1993, and from 1980 through December 1992, as President and Chief Executive Officer. Since September 1995, Mr. Lerner has served on the Board of Directors of Medarex Inc., a monoclonal antibodies products company, and became Chairman of the Board of Directors in May 1997. He has served for 12 years on the Board of Directors of the Pharmaceutical Manufacturers' Association where he chaired the Association's FDA Issues Committee. Mr. Lerner received a B.S. and an MBA from Rutgers University. He is currently Distinguished Executive-in-Residence at Rutgers University Graduate School of Management. Mr. Lerner is also a director of Public Service Enterprise Group Incorporated, a diversified public utility holding company, Humana Inc., a health care company, Covance, Inc., a contract drug development company, V.I. Technologies, Inc., a blood products company, and Axys Pharmaceuticals, Inc., a biotechnology company.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

AJIT S. GILL

    Mr. Gill, age 52, has served as Chief Executive Officer since April 2000, as President since April 1999, and as a Director since April 1998. Mr. Gill also served as Co-Chief Executive Officer from August 1998 to April 2000. Prior to this, Mr. Gill served as Chief Operating Officer from October 1996 to
August 1998 and Chief Financial Officer from January 1993 until October 1996. Before joining Inhale, Mr. Gill was Vice President and General Manager of Kodak's Interactive Systems division. Mr. Gill has served as Chief Financial Officer for TRW-Fujitsu, Director of Business Development for Visicorp, and as start-up President for three high technology companies. He completed a BTech at the Indian Institute of Technology, an MS in Electrical Engineering from the University of Nebraska, and holds an MBA from the University of Western Ontario.

MELVIN PERELMAN, PH.D.

    Dr. Perelman, Ph.D., age 70, has served as a Director since January 1996. Dr. Perelman spent 36 years at Eli Lilly & Company, most recently as Executive Vice-President and President of Lilly Research Laboratories, a position which he held from 1986 until his retirement in 1993. Dr. Perelman served as President of Lilly International from 1976 until 1986. He was a member of the Board of Directors of Lilly from 1976 until 1993. Dr. Perelman is a member of the Board of Directors of Immusol, Inc., a biopharmaceutical company, and of The Immune Response Corporation, a biotechnology company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

ROBERT B. CHESS

    Mr. Chess, age 44, has served as Executive Chairman of the Board of Directors since April 1999. Mr. Chess served as Co-Chief Executive Officer from August 1998 to April 2000, as President from December 1991 to August 1998, and as Chief Executive Officer from May 1992 to September 1998. Mr. Chess was elected as a Director in May 1992. From September 1990 until October 1991, he was an Associate Deputy Director in the White House Office of Policy Development. In March 1987, Mr. Chess co-founded Penederm Incorporated, a topical dermatological drug delivery company, and served as its President until February 1989. Prior to co-founding Penederm, Mr. Chess held management positions at Intel Corp., a semiconductor manufacturer, and Metaphor, a computer software company (acquired by International Business Machines). Mr. Chess holds a BS in Engineering from the California Institute of Technology and an MBA from the Harvard Business School. Mr. Chess is a director of Pharsight Corp., a software company.

JAMES B. GLAVIN

    Mr. Glavin, age 65, has served as a Director since May 1993. Mr. Glavin is Chairman of the Board of Directors of The Immune Response Corporation, a biotechnology company. He was President and Chief Executive Officer of The Immune Response Corporation from 1987 until September 1994. From 1987 to 1990, Mr. Glavin served as Chairman of the Board of Directors of Smith
Laboratories, Inc., and served as President and Chief Executive Officer from 1985 to 1989. From 1985 to 1987, he was a partner in CH Ventures, a venture capital firm. From 1983 to 1985, he served as Chairman of the Board of Directors of Genetic Systems Corporation, a biotechnology firm, and as its President and Chief Executive Officer from 1981 to 1983. Mr. Glavin is also a director of The Meridian Funds, a mutual fund company, and Avenir Pharmaceuticals, Inc.

ROY A. WHITFIELD

    Roy A. Whitfield, age 47, has served as a Director since August 2000.
Mr. Whitfield is a member of the Board of Directors of Incyte Genomics, Inc., a genomic information company that he co-founded in 1991, and from June 1993 to present, has served as Chief Executive Officer. He also served as President of Incyte from June 1991 until January 1997 and as Treasurer from April 1991 until October 1995. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group's international consulting practice. Mr. Whitfield received a BS in mathematics from Oxford University and an MBA from Stanford University. Mr. Whitfield also serves as a director of Aurora Biosciences Corp., a biotechnology company, and the Biotechnology Industry Organization (BIO).

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 2000 the Board of Directors held eleven meetings. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; to recommend to the Board of Directors the independent auditors to be retained; and to receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of two non-employee Directors: Dr. Perelman and Mr. Glavin, and the Board of Directors plans to add another non-employee Director to the Audit Committee prior to June 14, 2001. The Audit Committee met three times during the fiscal year ended December 31, 2000. The Audit Committee Charter was approved by the Board of Directors on June 6, 2000, and is attached to this proxy statement as Appendix I.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards, stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee is composed of two non-employee Directors: Messrs. Lerner and Glavin, and it met three times during the fiscal year ended December 31, 2000.

    The Nominating Committee was formed in April 2001 and is comprised of two non-employee Directors: Messrs. Lerner and Whitfield. The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee did not meet or take action during the 2000 fiscal year.

    During the fiscal year ended December 31, 2000, each Director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he then served.

                                  PROPOSAL TWO
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The following is a breakdown of fees earned by Ernst & Young LLP for services rendered the fiscal year ended December 31, 2000:

    - AUDIT FEES: For the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements was $140,000.

    - FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: For the fiscal year ended December 31, 2000, there were no fees paid to Ernst & Young LLP for financial information systems design and implementation services.

    - ALL OTHER FEES: For the fiscal year ended December 31, 2000, Ernst & Young LLP billed the Company $303,000 for audit-related services. Audit-related services include fees for pension audits, business acquisitions, accounting consultations and SEC registration statements. The aggregate fees billed by Ernst & Young LLP in 2000 for professional services other than audit, audit-related and information technology consulting fees was an additional $57,000.

    The Audit Committee has determined that the provision of the non-audit services provided by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL TWO.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of our Common Stock as of March 1, 2001 by: (i) each Director; (ii) each of the Named Executive Officers (as defined below under "Compensation of Executive Officers); (iii) all Executive Officers and Directors of Inhale as a group; and
(iv) all those known by us to be beneficial owners of more than 5% of our Common Stock.

                                                               BENEFICIAL OWNER(1)
                                                              ----------------------
                                                              NUMBER OF   PERCENT OF
BENEFICIAL OWNERSHIP(1)                                        SHARES      TOTAL(2)
-----------------------                                       ---------   ----------
Franklin Resources, Inc.(3).................................  7,068,966       13.7%
  777 Mariners Island Boulevard
  San Mateo, CA 94404
Putnam Investments, LLC(4)..................................  6,326,062       12.3%
  1166 Avenue of the Americas
  New York, NY 10036
T. Rowe Price Associates, Inc.(5)...........................  2,593,450        5.0%
  100 East Pratt Street
  Baltimore, MD 21202
John S. Patton(6)...........................................    664,826        1.3%
Robert B. Chess(7)..........................................    598,531        1.2%
Ajit S. Gill(8).............................................    494,286        1.0%
Melvin Perelman(9)..........................................     56,666          *
Brigid A. Makes(9)..........................................     52,666          *
James B. Glavin(9)..........................................     51,266          *
Irwin Lerner(9).............................................     40,000          *
Stephen L. Hurst(10)........................................     32,217          *
Roy A. Whitfield(9).........................................     13,333          *
All Directors and executive officers as a group (9
  persons)(11)..............................................  2,003,791        3.8%

------------------------

*   Less than 1%

 (1) This table is based upon information supplied by Executive Officers, Directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

 (2) Applicable percentages are based on 51,422,992 shares of Common Stock outstanding as of March 1, 2001, adjusted as required by rules promulgated by the SEC.

 (3) Based solely on information obtained from Franklin Resources Inc. Franklin Resources, Inc. is the parent holding company of two registered investment advisors: Franklin Advisors, Inc. and Franklin Management, Inc. Franklin Advisors has sole voting and dispositive power over 6,904,344 of the shares. Franklin Management has sole voting power over none of the shares and sole dispositive power over 164,622 of the shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding Common Stock of Franklin Resources, Inc. and are the principal shareholders of Franklin Resources, Franklin Advisors and Franklin Management. Franklin Resources, Franklin Advisors, Franklin Management and their principal shareholders disclaim any beneficial interest in the shares.

 (4) Based solely on information obtained from Putnam Investments, LLC. Includes 37,912 shares of common stock issuable upon conversion of outstanding convertible subordinated notes. Putnam Investments, LLC is a holding company that is a wholly owned subsidiary of Marsh & McLennan

     Companies, Inc., which wholly owns two registered investment advisers:
     Putnam Investment Management, LLC and Putnam Advisory Company, LLC.
     Marsh & McLennan, Putnam Investments, Putnam Investment Management and Putnam Advisory Company have sole voting power and sole dispositive power over none of the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Marsh & McLennan and Putnam Investments LLC are deemed to be beneficial owners of these securities; however they expressly disclaim that they are, in fact, the beneficial owners of such securities.

 (5) Based solely on information obtained from T. Rowe Price Associates Inc. T. Rowe Price Associates Inc. is an investment advisor registered under the Investment Advisors Act of 1940. T. Rowe Price Associates Inc. has sole voting power over 627,950 of the shares and has sole dispositive power over 2,593,450 of the shares. T. Rowe Price expressly disclaims beneficial ownership of such shares.

 (6) Includes 396,008 shares held by John S. Patton & Jamie S. Patton, Trustees, under the July 2, 1997 Patton Revocable Trust ("Patton Trust"). Dr. Patton and his wife, Jamie S. Patton, are sole trustees. Dr. Patton and his wife, each acting alone, have the power to vote and dispose of such shares. Includes 2,184 shares held by Dr. Patton's minor child. Also includes 4,146 shares held by two other children of Dr. Patton as to which shares
     Dr. Patton disclaims beneficial ownership. Also includes 262,488 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

 (7) Includes 267,111 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

 (8) Includes 26,100 shares held by Ajit S. Gill & Ann C. Gill, Trustees, under an agreement dated October 14, 1998 FBO Ajit S. Gill & Ann C. Gill ("Gill Trust"). Mr. Gill and his wife, Ann C. Gill, are sole trustees. Mr. Gill and his wife, each acting alone, have the power to vote and dispose of such shares. Also includes 406,230 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

 (9) All shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

 (10) Includes 6,383 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

 (11) Includes 396,008 shares held by the Patton Trust and an aggregate of 6,330 shares held by Dr. Patton's children, as described in footnote 6. Includes 26,100 shares held by the Gill Trust, as described in footnote 8. Also includes 1,156,143 shares issuable upon exercise of outstanding options exercisable within 60 days of March 1, 2001 (see footnotes 6 through 10).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Directors and Executive Officers, and persons who beneficially own more than 10% of a registered class of Inhale's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the company's Common Stock and other equity securities. Officers, Directors and greater than 10% stockholders are required by the SEC to furnish Inhale with copies of all Section 16(a) forms that they file.

    To Inhale's knowledge, based solely on a review of the copies of such reports furnished to Inhale and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its Executive Officers, Directors and principal stockholders were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each non-employee Director of the Company receives an annual retainer of $15,000. In the fiscal year ended December 31, 2000, the total compensation paid to non-employee Directors for service as Directors was $60,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board of Directors meetings in accordance with Company policy.

    Upon their election, each member of the Company's Board of Directors who is not an employee of the Company is automatically granted, under the 1994 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan") as amended, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 30,000 shares of Common Stock of the Company for each three-year term to which he or she is elected. The non-employee Directors who began with a one or a two-year term when the Company first instituted the staggered Board of Directors were granted 10,000 and 20,000 shares of Common Stock, respectively. Vesting is monthly over the period of the term being served. Only non-employee Directors of the Company are eligible to receive options under the Non-Employee Directors' Plan. Options granted under the Non-Employee Directors' Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The exercise price of options granted under the Non-Employee Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Option grants under the Non-Employee Directors' Plan are non-discretionary. The term of options granted under the Non-Employee Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation in which the Company is the surviving corporation, with the outstanding shares of the Company's Common Stock immediately preceding the merger being converted by virtue of the merger into other property, or any other capital reorganization in which 50% of the shares of the Company entitled to vote are exchanged, the vesting of each option will accelerate in full and the option will terminate if not exercised prior to the consummation of the transaction. Non-employee Directors are also eligible for discretionary grants of options under the Company's 2000 Equity Incentive Plan.

    Options to purchase an aggregate of 425,200 shares of Common Stock have been granted to current non-employee Directors of the Company as of March 1, 2001, of which 150,600 have been exercised. Options to purchase an aggregate of 3,251,292 shares of Common Stock have been granted to Directors who are employees of the Company as of March 1, 2001, of which 1,351,289 have been exercised as of March 1, 2001. On November 15, 2000, Mr. Gabrielson, a former Director, exercised options to purchase 3,333 shares of Common Stock of the Company pursuant to a grant he received on June 6, 2000. On April 1, 1999, Mr. Lerner entered into a consulting agreement with the Company. Pursuant to the agreement, Mr. Lerner may perform consulting services relating to product marketing and general business issues of at least four half days per year as well as telephone discussions as needed in consideration for his standard consulting fee. In 2000, Mr. Lerner received no consulting fees for services performed for the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows for the fiscal years ended December 31, 2000, 1999 and 1998, compensation awarded or paid to, or earned by, Inhale's Chief Executive Officer and its other highest compensated executive officers whose annual salary and bonus were in excess of $100,000 at December 31, 2000 (the "Named Executive Officers"(1)).

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                             SECURITIES     ALL OTHER
                                 ---------------------------------     OTHER ANNUAL     UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR     SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (#)      ($)(2)
---------------------------      --------   ----------   ---------   ----------------   -----------   ------------
Ajit S. Gill...................    2000      $387,788    $746,546(3)          --          350,000        $6,066
  Chief Executive Officer          1999       248,013     113,249             --          100,000         6,452
  and President                    1998       201,176      78,859             --          100,000         1,945

Robert B. Chess(4).............    2000       251,250     668,945(3)          --          326,666         5,520
  Executive Chairman of the        1999       248,013     113,249             --          100,000         6,005
  Board of Directors and former    1998       201,183      78,859             --          100,000           709
  Co-Chief Executive Officer

John S. Patton.................    2000       209,271      92,369             --           19,600         1,659
  Vice President, Research         1999       190,774      76,518             --           28,000         6,117
                                   1998       159,887      61,264             --          140,000         1,523

Brigid A. Makes(5).............    2000       205,750      70,636            950(6)        19,600         5,730
  Vice President, Finance &        1999        87,739      30,000         11,707(6)       140,000           175
  Administration, Chief            1998            --          --             --               --            --
  Financial Officer and
  Assistant Secretary

Stephen L. Hurst...............    2000       171,863      96,044             --           79,600         3,427
  Vice President, General          1999       179,316      57,605             --           21,602         1,186
  Counsel and Secretary            1998       160,333      54,054             --           78,000           461

------------------------

(1) The Named Executive Officers include all the Executive Officers of the Company.

(2) Amounts include perquisites consisting of one or more of the following:
    (i) life insurance premiums paid by Inhale; (ii) reimbursement for computer equipment used for company business; (iii) entertainment gifts associated with company business; and (iv) Inhale's matching payments under its 401(k) plan.

(3) Includes a stock bonus of 20,000 fully vested shares of Common Stock granted to each of Messrs. Gill and Chess pursuant to the 2000 Equity Incentive Plan on April 19, 2000, each grant with a fair market value of $550,000 on the date of grant.

(4) Mr. Chess resigned as Co-Chief Executive Officer of the Company on
    April 19, 2000. For the fiscal year ended December 31, 2000, Mr. Chess received compensation for his services as Co-Chief Executive Officer of the Company in the amount of $67,645, reflecting payment for his services as Co-Chief Executive Officer through April 19, 2000. He continues to serve as Executive Chairman of the Board of Directors of the Company and received a base salary of $183,605 in 2000. Mr. Chess's annualized base salary as Executive Chairman was $251,250.

(5) Ms. Makes became an Executive Officer of Inhale on June 28, 1999. Her annualized base salary in 1999 was $200,250.

(6) Includes payments to Ms. Makes in 2000 and 1999 for the reimbursement of expenses in connection with Ms. Makes' relocation.

                       STOCK OPTION GRANTS AND EXERCISES

    Inhale grants options to its Executive Officers under the 2000 Equity Incentive Plan. As of March 1, 2001, options to purchase a total of 9,085,050 shares had been granted under the 2000 Equity Incentive Plan and options to purchase 1,956,769 shares remained available for grant thereunder.

    The following tables show for the fiscal year ended December 31, 2000 certain information regarding options granted to, exercised by, and held at year-end by the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            PERCENTAGE OF                            POTENTIAL REALIZABLE VALUE AT
                                            TOTAL OPTIONS                               ASSUMED ANNUAL RATES OF
                             SECURITIES      GRANTED TO     EXERCISE                  STOCK PRICE APPRECIATION FOR
                             UNDERLYING     EMPLOYEES IN     OR BASE                         OPTION TERM(3)
                               OPTIONS         FISCAL         PRICE     EXPIRATION   ------------------------------
NAME                        GRANTED(1)(#)      YEAR(2)      ($/SHARE)      DATE           5%              10%
----                        -------------   -------------   ---------   ----------   -------------   --------------
Ajit S. Gill.............      350,000(4)       8.77%        $27.69       1/13/10     $6,094,382      $15,444,361
Robert B. Chess..........      326,666(5)       8.18%        $27.69       1/13/10      5,688,078       14,414,707
John S. Patton...........       19,600(6)       0.49%        $27.69       1/13/10        341,285          864,884
Brigid A. Makes..........       19,600(7)       0.49%        $27.69       1/13/10        341,285          864,884
Stephen L. Hurst.........       79,600(8)       1.99%        $27.69       1/13/10      1,386,037        3,512,489

------------------------

(1) In January 1995, the Board of Directors amended the provisions of existing option grant forms to provide that upon a change in control, the vesting of all outstanding options held by Executive Officers would be accelerated by two years. This acceleration also applies to all subsequent grants made to Executive Officers. Options also accelerate and vest in full upon a change in control, asset sale, merger, consolidation or reverse merger, as described in Inhale's 2000 Equity Incentive Plan, in the event the acquiring Company does not assume the options or does not substitute similar options. The options will also accelerate and vest in full upon a securities acquisition, as described in Inhale's 2000 Equity Incentive Plan. The Board of Directors may re-price the options under the terms of the 2000 Equity Incentive Plan.

(2) Based on an aggregate of 3,991,561 options granted to employees in 2000, including the Named Executive Officers.

(3) The potential realizable value is based on the term of the option at the time of grant (ten years). Assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the SEC. The potential realizable value is calculated by assuming that the market price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(4) Options for 70,000 shares vest monthly over one year commencing in May 2004. Options for 280,000 shares vest monthly over three years commencing in January 2000. Does not include stock bonus of 20,000 fully vested shares granted in April 2000 as described in "Compensation of Executive Officers" above.

(5) Options for 46,666 shares vest monthly over one year commencing in November 2004. Options for 280,000 shares vest monthly over three years commencing in January 2000. Mr. Chess continues to vest in such options as a result of his continuing service as a Director. Does not include stock bonus of 20,000 fully vested shares granted in April 2000 as described in "Compensation of Executive Officers" above.

(6) Options for 19,600 shares vest monthly over one year commencing in April 2004.

(7) Options for 19,600 shares vest monthly over one year commencing in June 2004.

(8) Options for 19,600 shares vest monthly over one year commencing in March 2004. Options for 60,000 shares vest monthly over five years commencing February 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 2000 OPTION VALUES

                                                             SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS AT
                          SHARES                               DECEMBER 31, 2000                 DECEMBER 31, 2000(3)
                        ACQUIRED ON       VALUE        ---------------------------------   ---------------------------------
NAME                    EXERCISE(#)   REALIZED($)(1)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
----                    -----------   --------------   --------------   ----------------   --------------   ----------------
Ajit S. Gill(2).......    180,356       $7,866,170        351,119           461,481         $13,601,744        $13,407,306
Robert B. Chess(2)....    180,909        7,266,876        208,668           469,579           7,507,249         14,312,641
John S. Patton........         --               --        248,354           160,802          11,135,532          5,737,193
Brigid A. Makes.......         --               --         41,999           117,601           1,532,964          4,024,162
Stephen L. Hurst......    105,936        3,416,741         15,133           165,771             569,660          5,257,312

------------------------

(1) Based on the fair market value of Inhale's Common Stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2) Does not include 20,000 shares of Common Stock granted as stock bonus described in "Compensation of Executive Officers."

(3) Based on the fair market value of Inhale's Common Stock as of December 31, 2000 ($50.50 per share), minus the exercise price, multiplied by the number of shares underlying the options.

                    REPORT OF THE COMPENSATION COMMITTEE OF
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Board of Directors has delegated to the Compensation Committee the authority to establish and administer the Company's compensation programs. The Compensation Committee is comprised of two non-employee Directors:
Messrs. Lerner and Glavin. The Compensation Committee is responsible for:

    - determining the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with stockholders' interests;

    - administering the Company's executive compensation plans, programs and policies;

    - monitoring corporate performance and its relationship to compensation of executive officers; and

    - making appropriate recommendations concerning matters of executive compensation.

COMPENSATION PHILOSOPHY

    The primary goals of the compensation program are to align compensation with the attainment of key business objectives and to enable the Company to attract, retain and reward capable executives who can contribute to the continued success of the Company. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Four key goals form the basis for compensation decisions for all employees of the
Company:

    - attracting and retaining the most highly qualified management and employee team;

    - emphasizing sustained performance by aligning rewards with stockholder interests, especially through the use of equity participation programs;

    - paying competitively compared to similar drug delivery and biopharmaceutical companies and providing appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace; and

    - motivating executives and employees to achieve the Company's annual and long-term business goals and encouraging behavior toward the fulfillment of those objectives.

    To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, stock options and bonuses.

BASE SALARY

    The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with drug delivery and biopharmaceutical companies in comparable stages of development. Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries approximately at the competitive industry median. Base salary levels are established on an annual review of marketplace competitiveness with similar pharmaceutical and drug delivery companies and on the basis of individual performance. Periodic increases in base salary are the result of individual contributions evaluated against established performance objectives, relative success toward achieving the Company's annual and long-term business goals, length of service with the Company and an annual salary survey of comparable companies in Inhale's industry. Base salaries for executives were increased for fiscal 2000 to a level consistent with the industry median. In 2000, the Company continued the variable compensation program implemented in 1996 for all employees, including all executive officers, which provides that a portion of total compensation is variable based on certain qualitative and quantitative criteria for both the Company and each employee.

STOCK OPTIONS

    The option plans offered by the Company have been established to provide all executive officers of the Company with an opportunity to share, along with the stockholders of the Company, in the long-term performance of the Company. The Compensation Committee strongly believes that a goal of the compensation program should be to provide key employees who have significant responsibility for the management, growth and future success of the Company with an opportunity to increase their ownership of the Company and potentially gain financially from Company stock price increases. The interests of stockholders, executives and employees should thereby be closely aligned. Executives and employees are eligible to receive stock options generally not more often than once a year, giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of the Company's stock option plans. All outstanding options expire ten years from the date of grant.

    As the base salaries for executive officers of the Company are in the mid-range for comparable companies, the Company has used stock options as a primary incentive to attract and retain its executive officers. Option amounts are based on salary grade within the Company and overall Company and individual performance. After considering the criteria relating to awarding stock options, the Compensation Committee determined that all executive officers, including the Chief Executive Officer, would receive option grants in fiscal 2000. The options granted to executive officers in fiscal 2000 include options with vesting periods ranging from three to five years commencing upon the date of grant, as well as providing "evergreen" options, which typically vest over a twelve month period commencing four years after the date of grant.

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee believes that at the present time, except for the compensation of Mr. Gill in 2000, it is unlikely that the compensation paid to any other Named Executive Officer in a taxable year, which is subject to the deduction limit, will exceed $1 million. However, the Compensation Committee has determined that stock awards granted under the Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

BONUSES

    Bonus awards are another component of the compensation program. Bonuses, if any, are linked to the achievement of specified corporate goals, which is determined at the discretion of the Board of Directors upon the recommendation of the Compensation Committee. Corporate performance goals on which 2000 bonuses were based were: the successful attainment of anticipated milestones generating payments under current partnered projects; progress in further establishing the necessary infrastructure to support commercialization at anticipated levels; signing of new collaborative partners and converting existing collaborative partners with feasibility agreements to long-term development agreements; advancing the delivery system technology by improving the performance and efficiency of the inhalation device, powder processing and powder filling; and improving the Company's liquidity by obtaining funding from corporate partners and from the sale of securities. In January 2001, the Compensation Committee reviewed the Company's 2000 corporate performance goals and determined that the goals had been substantially achieved. Based on such achievement, the Compensation Committee awarded bonuses for 2000 for all executive officers. In addition, in April 2000 the Compensation Committee approved stock bonuses of 20,000 fully vested shares of Common Stock for each of Messrs. Gill and Chess, which are more fully described below.

CEO COMPENSATION

    Messrs. Chess and Gill served as co-Chief Executive Officers of the Company from January 1, 2000 through April 19, 2000 during which period each was paid cash compensation that was below the average for chief executive officers in the Company's industry comparative group. Mr. Gill assumed sole responsibility as Chief Executive Officer on April 19, 2000, and he was paid cash compensation for the year that was at the median or above for chief executive officers in the Company's industry comparative group. Under the Company's executive compensation program, the total compensation mix for senior executives emphasizes longer-term rewards in the form of stock options. In 2000, Mr. Chess received option grants to purchase 326,666 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of grant, of which 46,666 were evergreen grants. Mr. Gill received option grants to purchase 350,000 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of grant, of which 70,000 were evergreen grants. The non-evergreen portion of these grants was based on market compensation surveys used in determining the grants to other executive officers within comparable companies in Inhale's industry. These grants were made to enhance retention and the overall competitiveness of the compensation packages of Messrs. Chess and Gill, and to strengthen the alignment of Messrs. Chess's and Gill's interests with those of the stockholders. In April 2000, stock bonuses of 20,000 shares each to Messrs. Chess and Gill were paid in recognition of sustained contributions to the success of the Company. For 2000, the Compensation Committee set a cash bonus of approximately 50% of base salary for both Messrs. Chess and Mr. Gill based upon the substantial achievement of the corporate goals discussed above.

SUMMARY

    The Compensation Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other drug delivery and biopharmaceutical companies with which the Company competes for executives and employees. The Compensation Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders.

                                          COMPENSATION COMMITTEE

                                          Irwin Lerner
                                          James B. Glavin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Company's Compensation Committee of the Board of Directors is currently, or has been, at any time since our formation, an officer or employee of the Company. On April 1, 1999, Mr. Lerner entered into a consulting agreement with the Company. Pursuant to the agreement, Mr. Lerner may perform consulting services relating to product marketing and general business issues of at least four half days per year as well as telephone discussions as needed in consideration for his standard consulting fee. In 2000, Mr. Lerner received no consulting fees for services performed for the Company.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Company's Audit Committee is comprised of two non-employee Directors of the Company, Messrs. Glavin and Perelman, and the Board of Directors plans to appoint another non-employee Director to the Audit Committee prior to June 14, 2001. Under currently applicable rules, all members of the Audit Committee are independent. The Board of Directors has adopted a written charter for the Audit Committee, which is included as an Appendix I to this Proxy Statement.

    The Committee held three meetings during 2000. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company's independent public accountants, Ernst & Young LLP.

    During these meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Inhale's Annual Report on Form 10-K.

    The Audit Committee determined that the provision of the non-audit services by Ernst & Young LLP during 2000 was compatible with maintaining the principal accountant's independence.

    The discussions with Ernst & Young also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from Ernst & Young written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with Ernst & Young.

                                          AUDIT COMMITTEE

                                          James B. Glavin
                                          Melvin Perelman

COMPARISON OF STOCKHOLDER RETURN(1)

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for the Nasdaq Pharmaceutical Stocks(2) for the period commencing on December 31, 1995, and ending on December 31, 2000. All values assume reinvestment of the full amount of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN FROM DECEMBER 31, 1995, AND ENDING ON
  DECEMBER 31, 2000(3)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          NASDAQ US  NASDAQ PHARMACEUTICAL  INHALE THERAPEUTIC SYSTEMS, INC.
12/31/95        100                    100                               100
3/30/96         105                    104                               156
6/30/96         113                    101                               190
9/30/96         117                    104                               132
12/31/96        123                    100                               155
3/31/97         116                     74                               196
6/30/97         138                     78                               254
9/30/97         161                     87                               322
12/31/97        151                     77                               267
3/31/98         177                     86                               278
6/30/98         181                     80                               254
9/30/98         164                     81                               287
12/31/98        212                    111                               338
3/31/99         238                    145                               278
6/30/99         261                    148                               244
9/30/99         267                    169                               312
12/31/99        394                    245                               437
3/31/00         443                    304                               764
6/30/00         386                    338                              1041
9/30/00         355                    371                              1156
12/31/00        238                    309                              1036

------------------------

(1) The material in this report is not "soliciting material" and is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the company under the Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

(2) The CRSP Total Return Index for the NASDAQ Stock Market and for the NASDAQ Stock Market Pharmaceutical Stocks are calculated by the Center for Research in Securities Prices (CRSP).

(3) Assumes that $100.00 was invested on December 29, 1995, in Inhale's Common Stock at the Company's closing sales price of $4.875 per share, as adjusted for the stock split of August 22, 2000, and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on Inhale's Common Stock. Shareholders returns over the indicated period should not be considered indicative of future shareholder returns.

                              CERTAIN TRANSACTIONS

    In 1999 and 2000, the Company sold an aggregate total of $568,450,000 of Convertible Subordinated Notes pursuant to three separate Rule 144A private placements. In February 2000, the Company converted a portion of these notes and made certain conversion payments totaling an aggregate of $5.7 million to Franklin Resources to convert bonds with a face value of $32.5 million into approximately one million shares.

    The Company's Bylaws provide that the Company will indemnify its Directors and may indemnify its officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its Directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify.

    In addition, the Company's Amended and Restated Certificate of Incorporation, as amended, provides that the liability of the Directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, the Company's Directors shall not be liable for monetary damages for breach of the Directors' fiduciary duty of care to the Company and its stockholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each Director will continue to be subject to liability for (i) breach of the Directors duty of loyalty to the corporation or its stockholders, (ii) acts or omissions, (iii) violating Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the Director derived an improper personal benefit. The provision also does not affect a Director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

    On February 21, 2001, the Board of Directors approved an option grant to Brigid A. Makes of 40,000 shares at an option price of $27.875 per share. These options have a vesting term of five years, vesting monthly commencing on February 1, 2001. As of March 1, 2001, none of these options have been exercised.

    On November 15, 2000, Mr. Gabrielson, a former Director, exercised options to purchase 3,333 shares of Common Stock of the Company pursuant to a grant he received on June 6, 2000.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order Of The Board Of Directors

                                          /s/ Stephen L. Hurst
                                          Stephen L. Hurst
                                          Secretary

April 20, 2001

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, INHALE THERAPEUTIC SYSTEMS, INC., 150 INDUSTRIAL ROAD, SAN CARLOS, CALIFORNIA 94070.

                                   APPENDIX I
                         INHALE AUDIT COMMITTEE CHARTER

ORGANIZATION

    This Charter governs the operations of the Audit Committee. The Committee shall review and update this Charter, as conditions dictate. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent. Members of the Committee shall be considered independent if they have no relationship that, in the opinion of the Board of Directors, may interfere with the exercise of their independent judgment as a member of the Committee. All Committee members shall have a working familiarity with basic finance or accounting practices and at least one member shall have accounting or related financial management expertise.

    The Company's Audit Committee is currently comprised of two independent Directors and the Board of Directors intends to name a third member to the Committee prior to June 14, 2001.

STATEMENT OF POLICY

    The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statement, and the legal compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

    The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to assure the shareholders and Directors that the Company undertakes the highest quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring process of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The Audit Committee shall:

    - Review with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing, compensation and internal controls (e.g. accounting, purchasing, information systems and quality assurance).

    - Maintain a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders.

    - Review and recommend to the Board of Directors the selection of the Company's independent auditors on an annual basis. The Committee shall possess the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors.

    - Discuss with the independent auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

    - Review with management and the independent auditors the adequacy and effectiveness of the Company's internal accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

    - Review accounting and financial human resources and succession planning within the Company.

    - Periodically meet separately with the independent auditors, without management present to discuss the results of their examinations and to determine the independent auditor's evaluation of the Company's financial, accounting and auditing personnel and controls.

    - Review the interim financial statements with management, including the Company's internal auditor and/or financial and accounting personnel, and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q if there are material issues relating to the quarterly results if there are material differences from what was planned or expected. The chair of the Committee may represent the entire Committee for the purposes of this review.

    - Review with management, including the Company's internal auditor and/or financial and accounting personnel, and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, of accounting principles, any changes in accounting procedures, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

    - Discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

    - Require management to ensure that all employees are notified of their requirement to conduct themselves under the Standards of Business Conduct rules and responsibilities.

    - Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

    - Investigate any matter brought to the Committee's attention within the scope of its duties.

    - Prepare a report for inclusion in the Company's annual report or proxy statement that describes the Committee's composition and responsibilities and how those responsibilities were discharged.

    The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or outside counsel or independent auditor to attend a meeting of the Committee.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

--------------------------------------------------------------------------------
                        INHALE THERAPEUTIC SYSTEMS, INC.
                                     PROXY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2001

The undersigned hereby appoints Brigid A. Makes and Ajit S. Gill, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Inhale Therapeutic Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Inhale Therapeutic Systems, Inc. to be held at the Company's executive offices, 150 Industrial Road, San Carlos, California on Friday, June 1, 2001 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

         (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

--------------------------------------------------------------------------------
                                                          Please mark your
                                                          votes as indicated
                                                          in this example    /X/

                  FOR all nominees listed   WITHHOLD AUTHORITY
                     (except as marked to   to vote for all
                     the contrary below):   nominees listed:                                                   FOR  AGAINST  ABSTAIN
PROPOSAL 1. To elect two Directors    / /   / /                        PROPOSAL 2. To ratify the selection of  / /    / /      / /
            to hold office until                                                   Ernst and Young LLP as
            the 2004 Annual Meeting                                                independent auditors of the
            of stockholders or until                                               Company for its fiscal year
            their successors are                                                   ending 2001.
            elected.

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES FOR DIRECTOR:  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

Nominees:(1) John S. Patton and (2) Irwin Lerner

To withhold authority to vote for any individual nominee, write such nominee's name below.

--------------------------------------------------------------------------------


                        PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

      Signature(s)___________________________________    Dated ___________, 2001

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSON, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHOIRZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^